UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

CHESAPEAKE ENERGY CORPORATION*

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

Title of Each Class To be Registered	Name of exchange on which each class is to be registered
2.75% Contingent Convertible Senior Notes due 2020 and guarantees thereof	New York Stock Exchange

This form relates to the registration of a class of “debt securities”, as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): N/A

*Includes subsidiaries of Chesapeake Energy Corporation identified on the following pages:

CARMEN ACQUISITION, L.L.C.
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1604860
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE APPALACHIA, L.L.C.
(Exact name of registrant as specified in its charter)

OKLAHOMA	20-3774650
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE ACQUISITION, L.L.C.
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1528271
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE EAGLE CANADA CORP.
(Exact name of registrant as specified in its charter)

NEW BRUNSWICK	85962-6053
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE ENERGY LOUISIANA CORPORATION
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1524569
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE ENERGY MARKETING, INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1439175
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1384282
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE LAND COMPANY, L.L.C.
(Exact name of registrant as specified in its charter)

OKLAHOMA	20-2099392
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE LOUISIANA, L.P.
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1519126
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE OPERATING, INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1343196
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE ORC, L.L.C.
(Exact name of registrant as specified in its charter)

OKLAHOMA	71-0934234
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE ROYALTY, L.L.C.
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1549744
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE SIGMA, L.P.
(Exact name of registrant as specified in its charter)

OKLAHOMA	27-0029884
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

CHESAPEAKE SOUTH TEXAS CORP.
(Exact name of registrant as specified in its charter)

OKLAHOMA	41-2050649
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

GOTHIC PRODUCTION, L.L.C.
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1539475
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

HAWG HAULING & DISPOSAL, L.L.C.
(Exact name of registrant as specified in its charter)

DELAWARE	06-1706211
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

HODGES HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1454375
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

HODGES OILFIELD COMPANY
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1454380
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

HODGES TRUCKING COMPANY
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1293811
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

MAYFIELD PROCESSING, L.L.C.
(Exact name of registrant as specified in its charter)

OKLAHOMA	20-0174765
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

MC MINERAL COMPANY, L.L.C.
(Exact name of registrant as specified in its charter)

OKLAHOMA	61-1448831
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

MIDCON COMPRESSION, L.P.
(Exact name of registrant as specified in its charter)

OKLAHOMA	20-0299525
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

NOMAC DRILLING CORPORATION
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1606317
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

NOMAC 100 CORP.
(Exact name of registrant as specified in its charter)

OKLAHOMA	20-4232522
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

W.W. REALTY, INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA	73-1360666
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrants have duly caused the registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the “Debt Securities”); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

Registrants:

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Martha A. Burger
Treasurer and Senior Vice President – Human Resources

CARMEN ACQUISITION, L.L.C.
CHESAPEAKE ACQUISITION, L.L.C.
CHESAPEAKE EAGLE CANADA CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE LAND COMPANY, L.L.C.
MAYFIELD PROCESSING, L.L.C.
CHESAPEAKE ORC, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE SOUTH TEXAS CORP.
GOTHIC PRODUCTION, L.L.C.
NOMAC DRILLING CORPORATION
MC MINERAL COMPANY, L.L.C.
CHESAPEAKE APPALACHIA, LLC
HAWG HAULING & DISPOSAL, LLC
HODGES HOLDING COMPANY, INC.
HODGES OILFIELD COMPANY
HODGES TRUCKING COMPANY
W.W. REALTY
NOMAC 100 CORP.

For each of the above:

By:	/s/ Martha A. Burger
Treasurer and Senior Vice President – Human Resources

CHESAPEAKE OPERATING, INC.

By:	/s/ Martha A. Burger
Treasurer and Senior Vice President – Human Resources

CHESAPEAKE EXPLORATION LIMITED
PARTNERSHIP
CHESAPEAKE LOUISIANA, L.P.
CHESAPEAKE SIGMA, L.P.

For each of the above
By: Chesapeake Operating, Inc.
General Partner

By:	/s/ Martha A. Burger
Treasurer and Senior Vice President – Human Resources

MIDCON COMPRESSION, L.P.

By: Chesapeake Energy Marketing, Inc.
General Partner

By:	/s/ Martha A. Burger
Treasurer and Senior Vice President – Human Resources

Date: June 23, 2006

Listing Application to

New York Stock Exchange, Inc.

(165167)

1st 6 digits of Cusip#

The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of Chesapeake Energy Corporation and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act:

By:
Janice O’Neill Vice President Listing Compliance & Operations